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EXHIBIT 10.17




                DUCT UTILITY CONSTRUCTION AND TECHNOLOGIES, INC.


                            STOCK PURCHASE AGREEMENT

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                DUCT UTILITY CONSTRUCTION AND TECHNOLOGIES INC.,
                             A COLORADO CORPORATION

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 19th day of December, 2001, by and between DUCT UTILITY CONSTRUCTION AND TECHNOLOGIES, INC., a Colorado corporation (the "Company"), and BUSINESS INTELLIGENCE GROUP, an Ohio Corporation (" Subscriber"), with reference to the following facts:

         A. The Company is indebted to Subscriber pursuant to a series of promissory notes (the "BIG Notes") in the aggregate amount of $50,000.00 (the "BIG Debt").

         B. Subscriber desires to convert the BIG Debt into common stock of the Company ("Common Stock").

         NOW, THEREFORE, for and in consideration of the mutual covenants, representations and warranties contained herein, the parties hereto agree as follows:

         1. CONVERSION OF DEBT; PURCHASE AND SALE OF STOCK.

                   1.1 SALE OF SHARES. Subject to the terms and conditions of this Agreement, Subscriber hereby agrees to convert the entire amount of the BIG Debt into and purchase Common Stock at the rate of $0.20 per share for a total of 250,000 shares (the "Shares").

                   1.2 PAYMENT OF THE PURCHASE PRICE. The Purchase Price for the Shares shall be $100,000 and shall be paid by cancellation of the BIG Debt. Subscriber hereby accepts the Shares in lieu of payment of the BIG Debt and in full and complete satisfaction thereof.

                   1.3 THE CLOSING. The sale and issuance of the Shares and the cancellation of the BIG Debt shall take place at the Company offices, 1101 Saint Gregory Street, Suite 260, Cincinnati, Ohio 45202, on or before January 22, 2002, and shall be deemed effective as of December 19, 2001 (the "Closing"). On or before the Closing, the parties shall take the following actions:


                             (a) STOCK PURCHASE AGREEMENT. Subscriber and the
Company shall each execute and deliver duplicate originals of this Agreement.

                             (b) CANCELLATION OF BIG DEBT NOTES. Subscriber
shall pay the Purchase Price by cancellation and delivery of the BIG Notes to the Company. Each of the BIG Notes shall be marked "Cancelled," and initialed by the President or Chief Executive Officer and the Secretary of Subscriber.

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                             (c) ISSUANCE OF STOCK CERTIFICATES. The Company
shall issue and deliver or cause to be issued and delivered to Subscriber and/or its assigns set forth in Exhibit "A" a stock certificate(s) representing, in the aggregate two-hundred fifty thousand (250,000) Shares within ten (10) business days of the Closing.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to Subscriber as follows:

                   2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

                   2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist immediately following the conversion of the BIG Debt and issuance of the shares of:

                             (a) COMMON STOCK. One Hundred Five Million
(105,000,000) shares of no par value common stock, of which 12,593,846 shares are issued or projected to be issued as of the Closing.

                             (b) PREFERRED STOCK. Five Million (5,000,000)
shares of $1.00 par value preferred stock, none of which no shares are issued and outstanding as of the date of the Closing.

                   2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Shares and the performance of all obligations of the Company hereunder has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

                   2.4 VALID ISSUANCE OF SHARES. The Shares being purchased hereunder have been duly authorized, and when issued, sold and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer, other than restrictions on transfer under this Agreement and/or under applicable state and federal securities laws.

                   2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws.

                   2.6 DISCLOSURE. The Company has fully provided Subscriber with all the information that Subscriber has requested for deciding whether to purchase the Shares. To its knowledge, neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or

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delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER. Subscriber hereby represents, warrants and covenants that:

                   3.1 AUTHORIZATION. Subscriber has full power and authority to enter into this Agreement and such agreement constitutes Subscriber's valid and legally binding obligation, enforceable in accordance with its terms.

                   3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Subscriber in reliance upon Subscriber's representation to the Company, which by Subscriber's execution of this Agreement Subscriber hereby confirms, that the Shares to be received by Subscriber will be acquired for investment for Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Subscriber has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Subscriber further represents that Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Shares.

                   3.3 DISCLOSURE OF INFORMATION. Subscriber acknowledges and agrees that it is an existing shareholder of the Company and that its President, Scott Sheppard, is actively involved in and thoroughly familiar with the day to day business and affairs and financial condition of the Company. Further, Subscriber acknowledges it has received all financial and other information concerning the Company and its officers and directors and the Shares as it considers necessary or appropriate for deciding whether to purchase the Shares. Subscriber represents that it has carefully reviewed such information, and that it has had an opportunity to ask questions and receive answers from the Company regarding the Shares, and the business, properties, prospects and financial condition of the Company, and that Subscriber is satisfied with the information and responses Subscriber has received, and Subscriber does not desire or require any additional information prior to entering into this Agreement.

                   3.4 SUBSCRIBER EXPERIENCE. Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares. If other than an individual, Subscriber also represents it has not been organized for the purpose of acquiring the Shares.

                   3.5 RISK FACTORS. Subscriber recognizes that the purchase of Shares is inherently speculative and involves a high degree of risk, and is suitable only for persons of adequate financial means who have no need for liquidity in this investment and that (i) it may not be possible to liquidate Subscriber's investment in the event of an emergency; (ii) transferability of the Shares is extremely limited; and (iii) it is possible that Subscriber's entire investment may be lost. In this regard, Subscriber specifically acknowledges and agrees it has read and understands the following Risk Factors.

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                   A PURCHASE OF SHARES OF STOCK IN THE COMPANY INVOLVES A HIGH
                   DEGREE OF FINANCIAL RISK. SUBSCRIBER SHOULD CAREFULLY CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW. THIS OFFERING IS INTENDED ONLY FOR PERSONS WHO CAN AFFORD TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE SHARES. THE FOLLOWING RISK FACTORS SHOULD NOT BE CONSIDERED AS AN EXHAUSTIVE LIST OF ALL RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THE SHARES, BUT RATHER A PARTIAL LIST OF SOME OF THE RISKS ASSOCIATED WITH THE SHARES.

                   3.5.1 LIMITED OPERATING HISTORY; EARLY STAGE OF DEVELOPMENT. The Company has no significant operating history upon which an evaluation of the Company's business and prospects can be based. The Company faces all of the risks inherent in new, speculative businesses, and there is no assurance that the Company will be successful or profitable. The likelihood of the success of the Company must be considered in light of expenses, difficulties, complications and delays frequently encountered with the formation of a new business, the development of new technology, and the competitive and regulatory environment in which the Company will operate. Such risks include, without limitation, the highly competitive nature of the Company's industry, the rapid technological changes associated with the fiber optic and cable utility industry and the ability of the Company to develop, protect, market and sell its services. The business, marketing, legal and regulatory changes that may occur could have a significant impact on the business prospects of the Company. Management cannot predict the effects such changes may have on the Company or its proposed business.

                   3.5.2 AVAILABILITY OF CAPITAL. The success of the Company will be dependent on the successful conclusion of one or more additional private placements and/or public offerings of its Common Stock. The share price and other terms and conditions of such offerings will be determined by the Company's interim success and market conditions at that time. Subscriber acknowledges and agrees it has been advised and understands that the Company has no firm commitments for the placement or subscription of any private equity financing at this time. Further, should the need arise, there can be no assurance that sufficient capital can be raised in any subsequent Company offering to sustain operations or that future sales will meet the Company's growth expectations. Should either of these events fail to occur, the Company may elect to reduce expansion or pursue other financing alternatives. Failure of the Company to successfully complete any private or public offering may adversely affect the Company's operations in ways that cannot be foreseen or predicted.

                   3.5.3 COMPETITION. The business of the Company will be subject to competition from a variety of sources, some or all of which may possess particular competitive advantages. There are already significant competing companies in the fiber optic and cable utility construction market in which the Company will compete.

                   3.5.4 RISKS ASSOCIATED WITH TECHNOLOGICAL CHANGE: DEPENDENCE ON TELECOMMUNICATIONS PROVIDERS. The Company is dependent on Telecommunications,

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Internet, CATV and general utilities networks and providers. This dependence raises significant risks. In particular, the market for Telecommunications, CATV and, Internet services and devices is extremely volatile and characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. The Company's future success will depend, in large part, on its ability to forge successful long term relationships with these Providers and, in turn, on the success of these Providers as well.

                   3.5.5 DEPENDENCE UPON INDIVIDUAL EFFORTS OF MANAGEMENT AND KEY STAFF. The Company's success is substantially dependent upon the efforts of its Management and key staff. As revenue increases, the Company intends to retain dedicated, competent and highly motivated individuals to fill additional management and staff positions. This will be essential to the success of the Company.

                   3.5.6 FOUNDERS, DIRECTORS, AND EXECUTIVE OFFICERS. The Company's founders, directors, and executive officers, in the aggregate, own the majority of the Company's outstanding Shares. These stockholders, acting together, would be able to significantly influence all matters requiring approval by the stockholders of the Company, including the election of directors and the approval of mergers or other business combination transactions. All decisions with respect to the management of the Company will be made exclusively by the board of directors and officers of the Company. Although most of these individuals have substantial business experience, they do not have significant telecommunications, CATV, Internet and/or construction utilities industry experience, and there are no assurances that the Company will ultimately be successful

                   3.5.7 LACK OF PUBLIC MARKET. While a portion of the Company's Common Stock is publicly traded, the market for the company's Common Stock is extremely volatile, and there can be no assurance that there will ever be a sustainable public market for such stock. In any event, the Shares being purchased hereby are not being registered under Federal or state securities law. As such, the Shares may not be resold or otherwise transferred unless they are subsequently registered or an exemption from registration requirements is available. Consequently, Subscriber may not be able to liquidate its investments in the Shares.

                   3.5.8 DILUTION. It is presently anticipated that the Company will issue additional Shares of common or preferred stock, which could result in significant dilution of Subscriber Shares.

                   3.5.9 LACK OF DIVIDENDS. In order to increase sales and long-term profitability and value, Management of the Company may elect to retain earnings for use in connection with the business of the Company. Further, borrowing arrangements, which the Company may have with banks or financial institutions in the future may limit or otherwise restrict the ability of the Company to pay dividends to holders of its Common Stock or other classes of securities. Therefore, there can be no guarantee or assurance that dividends will ever be paid.

                   3.5.10 PLEDGE OF COMPANY ASSETS TO LENDERS AND OTHER PARTIES. The Company may enter into borrowing arrangements from time to time, which require that certain assets of the Company be pledged to secure repayment of such borrowing. To the extent the Company defaults on any obligation, the levy

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or foreclosure by a creditor upon substantial equipment or tangible assets of the Company could have a materially adverse and significant impact upon the Company's ability to conduct its business and operations.

                   3.5.11 LACK OF SEPARATE LEGAL REPRESENTATION/INTEREST OF COUNSEL. Subscribers are advised that counsel for the Company has not acted on behalf of subscribers or prospective subscribers or conducted a review or investigation on their behalf in respect to the Shares being issued pursuant to this Agreement. Subscribers are therefore urged to review this Agreement carefully and consult such professionals as subscriber or prospective investor deems necessary for a full and complete understanding of this Agreement, the economic and financial potential of the proposed undertaking and its consequences for the subscriber or prospective investor. Counsel for the Company expresses no opinion whatsoever on behalf of subscribers or prospective subscribers as to the merit of investing in this Offering.

                   3.6 FORWARD LOOKING STATEMENTS. Subscriber acknowledges and agrees it has been advised and understands that information provided to Subscriber in connection with its investment hereunder contains forward-looking statements, which are based on the Company's management's predictions as to future events including the potential market for the Company's products and services and the costs of doing business, which in turn are based upon information currently available to such management. Subscriber recognizes and agrees that some of the information and/or assumptions relied upon by the Company's management may not occur or be incorrect and unanticipated events and circumstances inevitably will occur, and accordingly, all forecasts and projections are estimates only and may not be construed as a guaranty or indicator of actual future performance. Subscriber acknowledges and agrees that such forecasts and assumptions are subject to numerous uncertainties and risks including, without limitation (i) the Company's ability to attract and retain qualified management personnel, (ii) the Company's ability to foster strategic alliances with key Telecommunications, CATV, Internet and Utility providers,
(iii) the Company's ability to enter into favorable relationships with other service providers, (iv) the emergence of competition, (v) the Company's success in raising enough additional capital to fully exploit its business plan, and
(vi) the Company's ability to satisfy future unanticipated capital needs on terms acceptable to the Company. Subscriber acknowledges and agrees that to the extent the Company is unable to meet its capital needs and/or any of management's assumptions or predictions turn out to be wrong, the actual performance of the Company will almost certainly be materially adversely affected.

                   3.7 ACCREDITED INVESTOR. Subscriber is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect, as more particularly set forth in Exhibit "B".

                   3.8 RESTRICTED SECURITIES. Subscriber understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, the Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption under the Act, the Shares must be held indefinitely. In particular, Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands

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the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

                   3.9 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Subscriber further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by all restrictions set forth and described in this Agreement and:

                             (a) There is then in effect a registration
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                             (b) Subscriber shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of the Shares under the Act; or

                             (c) Notwithstanding the provisions of subsections
(a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Subscriber that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or interstate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Subscriber hereunder.

                   3.10 LEGENDS. It is understood that each certificate or other document evidencing any of the Shares may bear one or all of the following legends:

                             (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                             (b) Any legend required by the laws of the States
of California and/or Delaware.

                   3.11 SUBSCRIBER LEGAL COUNSEL. Subscriber acknowledges that Subscriber has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with Subscriber's own legal counsel. Subscriber is relying solely on

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Subscriber's legal counsel and not on any statements or representations of the
Company or any of the Company's agents, including Arter & Hadden LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

         4. GENERAL PROVISIONS.

                   4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado.

                   4.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   4.4 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                   4.5 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                   4.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

                   4.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                   4.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any

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warranties, representations or covenants except as specifically set forth herein or therein.

                   4.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           DUCT UTILITY CONSTRUCTION AND
                                           TECHNOLOGIES, INC.,
                                           A COLORADO CORPORATION


                                           By: /s/  Randall A. Drew
                                               --------------------------------
                                               Randall A. Drew, CEO

                               Address: 11011 Saint Gregory Street, Suite 260 Cincinnati, Ohio 45202
                                           Tel:    (513) 929-9028
                                           Fax:    (513) 929-9079
                                           Email:  randydrew@hotmail.com

No. of Shares Subscribed For:  250,000     SUBSCRIBER:

                                           BUSINESS INTELLIGENCE GROUP, INC.
                                           AN OHIO CORPORATION


                                           By: /s/  Scott D. Sheppard
                                               --------------------------------
                                               Scott D. Sheppard, President


                               Address: 11011 Saint Gregory Street, Suite 260 Cincinnati, Ohio 45202
                                           Tel:      (513) 929-9028
                                           Fax:     (513) 929-9079
                                           Email:  sd_shep@hotmail.com

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                                    EXHIBIT B

                          ACCREDITED INVESTOR CRITERIA

         Each Subscriber must qualify as an "Accredited Investor," as defined herein. The following are general definitions of qualified Accredited Investors:

o A natural person who had an individual income (not combined with a spouse's income) in excess of $200,000 in each of the last two years or joint income with that person's spouse in excess of $300,000 in each of the last two years and has a reasonable expectation of reaching the same income level in the current year.

o A natural person whose individual net worth, or joint net worth with his or her spouse, at the time of the purchase, exceeds $1,000,000.

o Any corporation, Massachusetts or similar business trust, or partnership, with total assets in excess of $5,000,000.

o A trust, with total assets in excess of $5,000,000, if the investment decision is made by a trustee who, either alone or with the trustee's purchase representative(s), has such knowledge and experience in financial and business matters that he or she is capable of protecting the trust's interest and evaluating the merits and risks of the investment.

o A 501(c)(3) non-profit organization with assets of in excess of $5,000,000.

o A bank, savings and loan association or other institution as defined in the Securities Act of 1933, insurance company, Investment Company, business Development Company, small business Investment Company, or private business Development Company, as defined in certain statutes.

o An employee benefit plan as defined in ERISA, if the investment decision is made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment advisor, or if it has total assets in excess of $5,000,000, or if a self-directed plan, the investment decision is made by person(s) who meet one of the tests in paragraph 1 or 2 above.

o An entity in which each of the equity owners meets one of the tests in paragraph 1 or 2 above.

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